UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (each, an “Agent” and together, the “Agents”), pursuant to which the Company from time to time may offer and sell shares (the “ATM Shares”) of its common stock, par value $0.001 per share (“Company Common Stock”), through or to the Agents having an aggregate sales price of up to $250,000,000 (the “ATM Offering”).

Subject to the terms and conditions of the Agreement, each Agent will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agents with customary indemnification rights, and the Agents will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares effectuated through or to the applicable Agent selling the ATM Shares.

Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Agreement or terminate the Agreement.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Company Common Stock to be sold under the Agreement, if any, will be issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-279692) (the “2024 Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024. On August 13, 2024, the Company filed a prospectus supplement to the 2024 Registration Statement with the SEC in connection with the offer and sale of the ATM Shares pursuant to the Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Company Common Stock nor shall there be any sale of shares of Company Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the ATM Shares pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On August 7, 2024, the Company delivered written notice to Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC (the “Prior Agents”) that it was terminating the At Market Issuance Sales Agreement, dated November 17, 2023, by and among the Company and the Prior Agents (the “Prior Sales Agreement”). Such termination was effective as of August 12, 2024. The Company sold 3,659,129 shares of Company Common Stock having an aggregate offering price of $49.9 million pursuant to the Prior Sales Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated as of August 13, 2024, by and among Perspective Therapeutics, Inc., Cantor Fitzgerald & Co. and RBC Capital Markets, LLC.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Opinion of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	August 13, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer